Exhibit 10.2
VOTING AGREEMENT AND PROXY
     THIS VOTING AGREEMENT AND PROXY (this “Agreement”) is made and effective as of ___, 2006, between Coconut Palm Acquisition Corp., a Delaware corporation (“Coconut Palm”) and the undersigned shareholder (the “Shareholder”) of Equity Broadcasting Corporation, an Arkansas corporation (“EBC “).
Recitals
     This Agreement is entered into pursuant to Section 6.02 of that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) between EBC, Coconut Palm, and certain shareholder of EBC, pursuant to which EBC will merge with and into Coconut Palm, with Coconut Palm being the surviving corporation (the “Merger”), which Merger is subject to certain conditions including without limitation the approval of the shareholders of EBC.
     The Shareholder is entering this Agreement for the purposes of inducing Coconut Palm to enter into the Merger Agreement and effect the Merger.
Terms of Agreement
     In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.
     1. The Shareholder hereby agrees with Coconut Palm that, at any meeting of EBC’s shareholders called for the purpose of acting upon approval of the Merger as contemplated by the Merger Agreement, and at any adjournment or postponement thereof, or in any other circumstances upon which the undersigned Shareholder’s vote, consent or approval is sought, the undersigned Shareholder will vote (or cause to be voted) all shares of capital stock of EBC owned or controlled by the undersigned, whether now owned or controlled or hereafter acquired or controlled (the “Shares”), in favor of (i) approval of the Merger, (ii) adoption of the Merger Agreement and (iii) approval of the other transactions contemplated by the Merger Agreement.
     2. Shareholder hereby agrees with Coconut Palm that at any meeting of EBC’s shareholders and at any adjournment or postponement thereof or in any other circumstances upon which the undersigned Shareholder’s vote, consent or approval is sought, the undersigned Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) alternative transactions to the Merger, including any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by EBC (an “Alternative Transaction”), or (ii) any amendment of EBC’s Articles of Incorporation or By-laws or other proposal or transaction involving EBC, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (a “Frustrating Transaction”).

     3. Any vote relating to this Agreement shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.
     4. Shareholder hereby appoints Coconut Palm or any of its directors or designees and each of them, as the proxy of the undersigned, each with full power of substitution, to vote all of the Shares on behalf of the undersigned at any meeting of shareholders of EBC called for the purpose of acting upon the Merger, an Alternative Transaction or a Frustrating Transaction, and at any adjournment or postponement thereof, with the same force and effect as such vote would have if the undersigned were personally present at such meeting, in accordance with Sections 1 and 2 above.
     5. This proxy, being coupled with an interest, is irrevocable. The undersigned agrees that in connection with any transfer of any of the Shares by the undersigned, it will obtain from the transferee and deliver to Coconut Palm an executed Voting Agreement and Proxy in the form hereof. The undersigned acknowledges that EBC has agreed not to permit any such transfer unless the undersigned has complied with the foregoing requirements. This Agreement shall terminate and the proxy granted hereby shall expire upon the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the consummation of the Closing (as defined in the Merger Agreement), or (c) December 31, 2006.
     6. Each party shall each bear their own respective costs and expenses, including all legal and accounting fees, with respect to this Agreement. This Agreement, and the rights, interest and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Shareholder and shall not be subject to execution, attachment or similar process. The rights and obligations of this Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereunder. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of Delaware, without regard to the application of the principles of conflicts of law. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understanding with respect thereto. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof.
[signatures on next page]

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

Coconut Palm Acquisition Corp.
By:
Name:
Title:

SHAREHOLDER:

(Print Name if Individual)

(Print Entity Name if Entity)

By:
Name:
Title:

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